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                                                                   EXHIBIT 10.76

STATE OF GEORGIA

COUNTY OF COBB


                           COMMERCIAL LEASE AGREEMENT

     THIS LEASE, made this 7th day of August, 1998, by and between CLD Properties, a Georgia limited partnership, and ALD Properties, a Georgia limited partnership, first party, (hereinafter referred to as "Landlord") BAG of Georgia IV, Inc., second party, (hereinafter referred to as "Tenant").

                              W I T N E S S E T H

     WHEREAS, Landlord owns certain commercial property in Cobb County, Georgia, which it desires to lease to Tenant and which Tenant desires to lease from Landlord.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, obligations, rents and other agreements contained herein and set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby agree as follows:

                                    ARTICLE I
                                 GRANT AND TERM

     1.01 Grant of Premises. Landlord leases and grants to the Tenant a Lease upon the terms and conditions hereinafter set forth and Tenant does hereby agree to lease the real property and the improvements thereon more particularly described on the attached Exhibit "A" (the "Premises").

     1.02 Term. This Lease shall be effective and binding between the parties hereto from the date of execution. The term of this Lease (the "Term") shall commence on the earlier of the date the Landlord delivers possession of the Premises to Tenant or the day after the closing contemplated by that certain agreement and Plan of Merger and Reorganization (the "Agreement") dated February 26, 1996, between Sunbelt Automotive Group, Inc., BAG of Georgia IV, Inc., and Day's Chevrolet, Inc. and Landlord (the "Rental Commencement Date"), and terminate ten (10) Lease Years thereafter unless extended pursuant to the terms hereof.

     1.03 Lease Year Defined. "Lease Year" as used herein shall mean (i) each and every twelve month period during the Term of this Lease, or (ii) in the event of lease expiration or termination, the period between the last twelve month period and said expiration or termination. The first such twelve month period shall commence on the first day of the month following the Rental Commencement Date.

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     1.04 Extension Option.  Provided Tenant is not in default hereunder,
Tenant shall have the right and option to extend the Term for up to two (2) additional five (5) year terms (the "Extension Terms"). All of the terms and conditions of this Lease shall continue to apply during any such Extension Term and Base Rent shall continue to increase as set forth in Section 2.02. If Tenant desires to exercise any extension option it must give Landlord written notice of such exercise not less than 180 days prior to the commencement of the Extension Term in question.

                                   ARTICLE II
                                      RENT

     2.01 Base Rent. Tenant shall pay to Landlord, without setoff or deduction, and without prior demand therefor, the following amounts, (hereinafter referred to as the "Base Rent"):

          (a) For the initial Lease Year of this Lease, the Base Rent shall be Three Hundred Sixty Thousand Dollars and no/100 ($360,000.00) annually, due and payable in advance on the first day of each calendar month, in equal monthly installments of $30,000.00.

          (b) For Lease Years 2 and 3 of this Lease, the Base Rent shall be Three Hundred Ninety Thousand Dollars and no/100 ($390,000.00) annually, due and payable in advance on the first day of each calendar month, in equal monthly installments of $32,500.00.

          (c) For Lease Year 4 of this Lease, the Base Rent shall be Four Hundred Twenty Thousand Dollars and no/100 ($420,000.00) annually, due and payable in advance on the first day of each calendar month, in equal monthly installments of $35,000.00.

     2.02 Adjustments to Base Rent in Subsequent Lease Years. The Base Rent payable hereunder shall be increased at the end of the Fourth Lease Year, and at the end of every Lease Year thereafter during the Term hereof, including any Extension Term, in an amount equal to the percentage increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index which percentage increase is equal to a number the numerator of which shall be the Consumer Price Index as of the date two (2) months prior to the date of such adjustment (the "Comparison Date"), and the denominator of which shall be the Consumer Price Index as of the date and twelve (12) months preceding the Comparison Date (but in no such event shall the Base Rent be reduced as a result of any such adjustment below the Base Rent in effect immediately prior to such adjustment) and the increased Base Rent shall continue in effect as the Base Rent until again adjusted as herein provided. If the Consumer Price Index shall be discontinued or altered, then any successor index which the U.S. Department of Labor, Bureau of Labor Statistics creates shall be used; and if there is no such comparable successor substitute index, Landlord and Tenant shall agree upon such substitute index or formula, and if said parties are not able to agree upon such substitute, the matter shall be referred to binding arbitration in accordance with the rules of the American Arbitration Association in the State of Georgia then prevailing.

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     2.03 Additional Rent. All other sums payable hereunder by Tenant shall be considered Rent.

     2.04 Payment of Base Rent. Tenant agrees that it shall pay fifty percent (50%) of the monthly Base Rent payments to each Landlord by mailing a check for 50% of such Base Rent to CLD Properties, L.P. at 4949 Giles Road, Acworth, Georgia 30101 and a check for 50% of such Base Rent to ALD Properties, L.P. at 4625 Giles Road, Acworth, Georgia 30101. All other payments due under the Lease for reimbursements of taxes, insurance or other charges shall be mailed to CLD Properties, L.P. at the address provided above unless otherwise directed by Landlord.

     2.05 Rent Commencement. If the Rent Commencement Date does not occur on the first day of the calendar month, rent for the period commencing thereon until the first day of the following calendar month (the commencement of the first Lease Year) shall prorated based on the number of days remaining in such fractional month and paid to Landlords as provided above.

                                  ARTICLE III
                                   UTILITIES

     3.01 Utility Bills. Tenant shall pay all utility bills, including but not limited to, electricity, water, sewer, gas, fuel, and heat bills, for the leased Premises, and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the leased Premises or used by Tenant in connection therewith. Landlord shall not be liable for any interruption or failure in the supply of any such utility to the Premises.

                                   ARTICLE IV
                         CONDUCT OF BUSINESS BY TENANT

     4.01 Use of Premises. Premises shall be used for an automobile dealership or for any other legal purpose. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business in which Tenant is engaged.

     4.02 Governmental Orders. Tenant agrees, at its own expense, to promptly comply with all codes, laws, ordinances, or requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said Premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's specific use and occupancy.

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                                   ARTICLE V
                 CONDITION OF PREMISES, ALTERATION TO PREMISES

     5.01 Acceptance of Premises. Tenant accepts the Premises in its present condition and as suited for the use intended by Tenant. The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the same "as is" and that said Premises are in good and satisfactory condition for the use intended at the time such possession was taken. Tenant has inspected the Premises prior to execution.

     5.02 Alterations to Premises. Tenant shall not alter any structural elements of any building of the Premises or make other material changes to the Premises, without the prior approval of the Landlord which shall not be unreasonably withheld. All construction work done by the Tenant within the Premises shall be performed in a good and workmanlike manner, in compliance with all safety codes and other governmental requirements. Whenever Tenant proposes to do any construction work within the Premises, Tenant shall first furnish to Landlord plans and specifications in such detail as Landlord may reasonably request covering such work. To the extent any alterations to the Premises are made by Tenant without obtaining Landlord's approval, Landlord shall have the right to require Tenant to remove such alterations and restore the Premises to its previous condition. Tenant hereby agrees to indemnify Landlord against, and keep the Premises free from, all mechanics' liens or such other liens arising from any work performed, material furnished or obligations incurred by Tenant in connection with the Premises and shall bond off any such lien within 30 days from notice of such lien's existence.

                                   ARTICLE VI
                      MAINTENANCE AND REPAIR OF PREMISES

     6.01 No Maintenance and Repairs by Landlord. Landlord gives to Tenant exclusive control of the Premises and shall be under no obligation whatsoever to inspect, maintain or repair the Premises except for structural repairs necessary to the roof, foundations and exterior walls of buildings on the Premises.

     6.02 Maintenance and Repairs by Tenant. Tenant shall at Tenant's sole cost and expense keep and maintain the Premises and any common areas including parking lots (excluding only the roof, foundations and exterior walls of the buildings on the Premises), and the fixtures of all buildings including air conditioning and heating, plumbing, electrical and all other appurtenances therein in good condition and repair, normal wear and tear excepted, and will neither commit nor suffer active or permissive waste or injury thereof. Tenant is to repair any damage caused by any neglect on Tenant's part. All damage or injury to the Premises caused by the act of negligence of Tenant, its agents, employees, licensees, invitees or visitors shall be promptly repaired by Tenant, at its sole cost and expense, and to the reasonable satisfaction of the Landlord. Landlord may make any repairs or cleaning not promptly made by Tenant and charge Tenant for the cost thereof, and Tenant hereby agrees to pay such amounts on demand as additional rent hereunder. Tenant will at its own cost and

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expense replace with glass of the same quality any cracked or broken glass, including plate glass or any other breakable material used in the Premises or any interior and exterior windows and doors in the Premises. Tenant shall keep the Premises in a clean and neat condition.

     6.03 Surrender of Premises. At the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in full compliance with the Tenant's obligations hereunder. Tenant shall surrender the Premises and fixtures therein in the same condition as the Premises were in upon the delivery of possession under this Lease, reasonable wear and tear, casualty and condemnation excepted. All personal property left in the Premises after the expiration of the Term shall be deemed abandoned and Landlord may remove and dispose of the same at Tenant's expense.

                                  ARTICLE VII
                            DESTRUCTION OF PREMISES

     7.01 Destruction of, or Damage to the Premises. If fire or any other casualty damages or destroys the Premises, in whole or in part, Landlord shall, using only insurance proceeds payable to it, restore the Premises to the condition existing immediately prior to the commencement of the Term with Tenant replacing or repairing all Tenant improvements or personalty, and this Lease shall continue in full force and effect. Landlord shall use reasonable good faith efforts to expedite such restoration and rebuilding. Rent shall not abate during any such reconstruction or rebuilding, and Tenant shall maintain business interruption insurance for such risks.

           In the event the Premises should be damaged or destroyed to the extent of seventy-five percent (75%) or more of the total square footage of all Buildings and other improvements on the Premises (hereinafter a "Casualty") and such Casualty shall occur after the first eight (8) Lease Years of the Term of the Lease, or during the last two (2) Lease Years of any renewal, then and in such event, Tenant may elect by written notice to Landlord, delivered within thirty (30) days after such Casualty, either to repair or rebuild the Premises, as aforesaid, or to terminate this Lease, effective as of the date Tenant's notice is delivered to Landlord. If Tenant elects to terminate the Lease pursuant to this Section 7.01, then Tenant shall direct its insurance company to deliver directly to Landlord all insurance proceeds to be paid for, or in connection with, said Casualty; provided, in no event, shall the amount of such insurance proceeds payable to Landlord be less than the full replacement value of all such improvements which have been so damaged or destroyed, as reasonably determined by Landlord's insurance adjuster. If the insurance proceeds are less than the replacement value as aforesaid, Tenant shall pay such deficiency to Landlord upon demand. If Tenant fails to deliver notice of its election to Landlord within thirty (30) day period referenced above, Tenant shall be deemed to have elected to repair or rebuild the Premises and the Lease shall remain in full force and effect.

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     If this Lease is not terminated pursuant to the preceding paragraph, then
Tenant shall restore and repair the Buildings and other improvements in an expeditious manner. If Tenant purchases, at its sole option, rent insurance to compensate Landlord for any lost rents as a result of damage or destruction to the Premises, then Basic Rent (and other Rent) shall abate during any period following damage to the Premises in a fair and equitable fashion according to the proportion of the Premises that cannot reasonably be utilized by Tenant, provided that the amount of such abatement shall not exceed the rent insurance proceeds actually received by Landlord with respect thereto. Notwithstanding the provisions of this Section 7.01, Tenant shall be the owner of its trade fixtures and shall be entitled to any insurance proceeds attributable to said trade fixtures.

                                  ARTICLE VIII
                               DEFAULT OF TENANT

     8.01 EVENTS OF DEFAULT. The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "Event of Default") during the Term of this Lease, or any renewal or extension hereof, shall constitute a breach of this Lease on the part of the Tenant: (1) Tenant fails to pay any rent as provided for herein and fails to cure such default within ten (10) days of notice from Landlord; (2) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease and fails to cure such default within thirty (30) days of notice from Landlord or if such default cannot be cured within 30 days if Tenant shall not have commenced and be continuing a good faith effort to cure such default; (3) Tenant is adjudicated bankrupt; (4) A permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after appointment; (5) Tenant, either voluntarily or involuntarily, takes advantage of any debtor relief proceedings which proceeding is not dismissed within sixty
(60) days under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; (6) Tenant makes an assignment for benefit of creditors; or (7) Tenant's effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within Sixty (60) days.

     8.02 REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, Landlord may pursue any one or more of the following remedies, separately or concurrently, without any notice (except as specifically provided above) and without prejudice to any other remedy herein provided or provided by law:

          (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to surrender the Premises, Landlord may, without further notice, enter upon the Premises and expel or remove Tenant and Tenant's effects without being liable for prosecution or any claim for damages therefor. Tenant indemnifies Landlord and holds Landlord harmless from and against any loss, cost, damage or expense including, but not limited to attorney's fees which Landlord may suffer by reason of such termination whether through inability to relet the Premises, decrease in rent or otherwise;

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          (b)  Dispossess and evict the Tenant from the Premises under O.C.G.A.
ss.44-7-50 et seq., or otherwise occupy the Premises in which case Tenant's rent obligations shall continue in full force and effect, whether or not Tenant shall have abandoned the Premises or the Landlord has obtained a Writ of Possession for the Premises, and in such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent from the Tenant as it becomes due hereunder. In such event Landlord may alter or improve and relet the Premises as the agent of Tenant without advertisement and by private negotiations to any party and for any reasonable term and receive the rent therefor. Tenant shall pay Landlord any deficiency that may arise by reason of such reletting on demand, but Tenant shall not be entitled to any surplus so arising.

          (c) Refuse to accept a surrender of the Premises in which event Landlord may allow the Premises to remain idle and sue Tenant for Rent and breach of contract.

          (d) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including but not limited to repairing the Premises, without being liable to prosecution of any claim for damages therefor, in order to accomplish the purpose of this Lease. Tenant agrees to reimburse Landlord immediately upon demand for expenses which Landlord may occur in effecting compliance with this Lease on behalf of Tenant.

          (e) Notwithstanding the fact that Landlord has no affirmative duty to mitigate its damages, Landlord does agree to cooperate with Tenants efforts to find a replacement tenant and Landlord will not unreasonably prevent Tenant from taking any reasonable act to mitigate Landlord's damages.

     8.03 Non-Waiver. Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred by Landlord, or of any of the other remedies provided herein or by law. No delay or omission of Landlord to exercise any right or power arising from any event of default on the part of the Tenant shall impair any such right or power to be construed to be a waiver of any such default and acquiescence therein.

     8.04 Remedies Cumulative. No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy hereunder, or the exercise of any remedy hereunder by the Landlord, shall preclude Landlord from any other remedy Landlord may have under this Lease, at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the rules now or hereafter adopted by the Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

     8.05 Attorney's Fees for Tenant Default. If any rent owing under this Lease is collected by or through an attorney at law, Tenant agrees to pay Fifteen percent (15%) thereof

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as attorney's fees.


     8.06 Interest. All past due sums of any description owned by Tenant under this lease shall bear interest at the rate of Eighteen Percent (18%) per annum.

     8.07 Multiple Defaults. Anything to the contrary notwithstanding, Tenant expressly agrees that if there should be more than two events of monetary default or four events of non-monetary default during any one Lease Year hereunder, Landlord may proceed with any of Landlord's remedies under this paragraph, and there shall exist an event of default which Tenant shall have no right to cure.


                                   ARTICLE IX
                            INSURANCE AND INDEMNITY

     9.01 Insurance Obtained by Tenant.

          (a) Tenant shall maintain workmen's compensation insurance as required by law.

          (b) Tenant shall, at all times during the term hereof and at its own cost and expense, procure and continue in force comprehensive general liability insurance for bodily injury and property damage, adequate to protect Landlord against liability for injury to or death of any person, arising in connection with the construction of improvements on the Premises; Tenant's use or operation of the Premises; or the condition of the Premises. The limits of such policy or policies are to be in amounts not less than One Million Dollars ($1,000,000.00) with respect to injuries or death of any one person, Three Million Dollars ($3,000,000.00) with respect to any casualty or occurrence, and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage. The liability policies described above shall insure performance by Tenant of the indemnity provisions of this Lease. The limits of said insurance shall not, however, limit the liability of Tenant hereunder.

          (c) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of Georgia, and holding a general policy holder's rating reasonably acceptable to Landlord. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear, and copies of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant prior to Tenant's occupancy of the Premises. Landlord and Landlord's lender, if any, shall be added as parties to be notified by said insurance company of any notice of termination of coverage. Tenant shall furnish Landlord with copies of renewals or "binders" of any such policy upon request. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums, plus interest pursuant to Article VIII payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to


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blanket policies obtained by the Tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to above.


          (d) Tenant shall obtain and maintain in force and effect during the Term of this Lease an insurance policy or policies of all risk, fire, extended coverage, theft, vandalism, malicious mischief, and other casualty, covering loss or damages to any and all of Tenant's personalty and trade fixtures in the Premises, including but not limited to furnishings, equipment, HVAC systems, inventory and stock; as well as business interruption insurance in such an amount as will reimburse Tenant for direct or indirect loss of earnings attributable to any peril insured against under this provision.

     9.02 Landlord's Casualty Insurance. Landlord shall maintain in effect policies of property damage insurance covering all the improvements on the Premises in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time during the Term of this Lease. Tenant shall reimburse Landlord on demand for all costs, expenses and premiums incurred by Landlord in obtaining and maintaining these insurance policies as additional rent.

     9.03 Indemnity. Tenant agrees to indemnify and hold harmless Landlord against any injury, expense, damage, liability or claim imposed on Landlord by any person whomsoever in any way arising out of the Tenant's use and occupancy of the Premises or breach of this Lease, including any reasonable attorney's fees or court costs incurred defending against any said claim, except those damages and claims arising out of the negligence or any willful act of the Landlord. Tenant also hereby releases Landlord from any and all damages to both person and property arising out of Tenant's use of the Premises except damages caused to Tenant by the negligence or any willful act of the Landlord. Tenant further agrees to reimburse Landlord for any costs or expenses including, but not limited to, court costs and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any claim or action brought by a governmental authority against Landlord as a result of Tenant's use or occupancy of the Premises.

     9.04 Waiver of Subrogation. Tenant and Landlord hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under this paragraph, which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, to the extent to any recovery by the injured party under such insurance. Tenant and Landlord shall upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                                   ARTICLE X
                                 EMINENT DOMAIN

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     10.01 Condemnation. If the whole of the Premises or such substantial portion of the Premises as will make the Premises entirely unuseable for the purposes herein Leased, be condemned by a legally constituted authority for any public use or purpose, then and in such an event, the Term hereby granted shall cease from the date that possession thereof is taken by public authorities, and all Rent shall be accounted for as between Landlord and Tenant as of such date. Each party shall have the independent right to pursue such claims for damages as are allowed under Georgia law.

                                   ARTICLE XI
               ASSIGNMENT AND SUBORDINATION OF TENANT'S INTEREST

     11.01 Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, which will not be unreasonably withheld based on the financial condition and business experience of the proposed Assignee or Subtenant, assign this Lease or any interest hereunder, or sublet Premises or any part thereof, or permit the use of Premises by any party other than Tenant or its affiliates. If Tenant desires to assign this Lease or sublease the Premises, the Tenant will provide notice of its request for approval to the Landlord at least thirty (30) days prior to the commencement of the proposed sublease term. Tenant's written request for such approval shall be accompanied by full financial information on the proposed assignee or subtenant. Tenant agrees to provide all further information concerning the proposed assignee or subtenant as reasonably required by Landlord. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. Any Assignee or Subtenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant or any guarantor of any liability hereunder.

     11.02 Subordination. Tenant agrees that this Lease and Tenant's rights hereunder are and shall be subordinate to any deed to secure debt now or hereafter encumbering the Premises or any part thereof. The terms of this provision shall be self-executing, and no further instrument of subordination shall be required. Tenant, however, upon the request of Landlord, shall promptly execute and deliver, within Ten (10) days of the receipt thereof, in recordable form, any documents or certificates as may be required by Landlord or Landlord's financing agent to confirm such subordination.

     11.03 Estoppel Certificate. Tenant shall at any time and from time to time, upon not less than Ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord's Lender certifying certain facts, if true, including without limitation, that this Lease is unmodified and in full force and effect, that the Lease if modified is in full force and effect as modified, the dates to which rental sums due and other sums due hereunder are paid in full, and acknowledging that there are not any uncured defaults on the part of the Landlord hereunder. Tenant's failure to deliver such statement within such time shall constitute an event of default hereunder.

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                                  ARTICLE XII
                                     TAXES

     12.01 Taxes. Tenant will promptly pay upon demand all tax bills for all City and County real property taxes or other ad valorem taxes attributable to the Premises, including its pro rata share of such taxes for any partial Lease Year during the term. Tenant shall be liable for and shall pay before delinquency, all personal property taxes of any kind whatsoever assessed against Tenant's personalty or Tenant improvements on the Premises.


                                  ARTICLE XIII
                                     NOTICE

     13.01 Service of Notice. Tenant hereby appoints as his agent to receive service of all dispossessory or distraint proceedings and notices hereunder, and all notices required under this Lease, the person in charge of Premises at the time, or occupying said Premises. A copy of all notices under this Lease shall also be mailed certified mail, return receipt requested, and first class mail, and notice shall be considered given on the date of such mailing to the following addresses or the date of hand delivery of such notice to the party receiving such notice:

Notice to Landlord shall be sent to both:    ALD Properties, L.P.
                                             c/o Alvin L. Diemer
                                             4625 Giles Road
                                             Acworth, Georgia 30101

                                             CLD Properties, L.P.
                                             c/o Calvin L. Diemer
                                             4949 Giles Road
                                             Acworth, Georgia 30101

With copy to:                           G. Phillip Beggs
                                             MOORE INGRAM JOHNSON & STEELE, LLP
                                             192 Anderson Street
                                             Marietta, Georgia 30060.

Tenant:                                      BAG of Georgia IV, Inc.
                                             Suite 250-B
                                             5901 Peachtree Dunwoody Road
                                             Atlanta, Georgia 30328
                                             Attn: General Counsel


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                                  ARTICLE XIV
                    LIMITATIONS OF LANDLORD'S RESPONSIBILITY

     14.01 Waiver of Liability. Anything in this Lease Agreement to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Premises for the collection of any judgment (or other judicial process) requiring the payment of any money by landlord in the event of any default or breach by Landlord with respect to the terms, covenants and conditions of this Lease Agreement to be observed and/or performed by Landlord; and no other assets of Landlord or any individuals comprising Landlord shall be subject to levy, execution or other proceedings for the satisfaction of Tenant's remedies. In the event that Landlord transfers this Lease, upon such transfer, Landlord shall be released from all future liability and obligations hereunder, provided that the transferee of this Lease assumes the obligations of Landlord hereunder.

     14.02 Sale by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions expressed or implied herein contained in favor of Tenant and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this article, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security, provided that any successor shall not be liable for such security unless such successor receives same.

     14.03 Tenant's Personal Property. Tenant agrees that all of Tenant's personalty located in or upon the Premises shall be insured by Tenant and shall be maintained by Tenant on the Premises at Tenant's sole risk.

                                   ARTICLE XV
                                QUIET ENJOYMENT

     Landlord covenants that for so long as there shall not exist an event of default, if Tenant shall perform all of its covenants hereunder, Tenant shall, subject to the terms hereof, have the peaceable and quiet enjoyment and possession of the Premises during the term or any renewal thereof.

                                  ARTICLE XVI

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

                            ENVIRONMENTAL COMPLIANCE

          (a)  Hazardous Substances.

               Tenant shall:

               (i) Comply with all federal, state, and local Environmental Laws, as hereinafter defined, and any other codes, ordinances, regulations, permits and licensing conditions that (i) govern the discharge, emission, or disposal of any Hazardous Substance or pollutant, as thereinafter defined, or
(ii) prescribe methods for or place limitations on storing, handling or otherwise managing Hazardous Substances.

               (ii) Provide notice to Landlord of the instigation of any environmentally-based suit or claim regarding the Premises and of any correspondence received by Tenant concerning or involving the Premises from any environmental regulatory agency. Tenant will also provide notice to Landlord of any "release" as that term is defined under the Environmental Laws, of any Hazardous Substance on or about the Premises.

               (iii) Provide Landlord with a copy of any environmental assessment or audit concerning the Premises obtained by Tenant.

               (iv) Upon expiration or termination of this Lease, render the Premises to Landlord free from the presence of or contamination by any Hazardous Substance that did not predate the Execution Date or that were not a result of Tenant's use and occupancy of the Premises.

               (v) For purposes of this provision: (i) "Hazardous Substance" or "Hazardous Substances" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, and/or any hazardous, toxic or dangerous waste, substance or material defined as such, or any similar term, by, in or for the purposes of the Environmental Laws (as hereinafter defined), including, without limitation Section 104(13) of CERCLA (as hereinafter defined); and (ii) "Environmental Law" or "Environmental Laws" shall mean any "Super Fund" or "Super Lien" law, or any other federal, state or local statute, or law, ordinance, code, rule, regulation, order or decree, regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substances or the environmental condition of the Premises as may now or at any time hereafter be in effect, including, without limitation the following, as the same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith; the Super Fund Amendments and Reauthorization Act of 1986; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the Clean Air Act; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act; the Hazardous Waste management System; and the Occupational Safety and Health Act of 1970 and the Georgia Underground Storage Tank Act.

          (b) Indemnity by Tenant. Tenant shall indemnify, hold harmless and (at

Landlord's option) defend Landlord, its agents, servants and employees, from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by Landlord in connection with loss of life, personal injury and/or contamination of or damage to property or the environment arising, from any conduct, activity, act, omission, or operation of Tenant involving the management or release of any Hazardous Substance in, from or to the Premises during the term of the Lease or any violation of any Environmental Law, whether or not Tenant has acted negligently with respect to such Hazardous Substance or Environmental Law. Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease. Tenant's obligation under this paragraph does not apply to any claims, actions, losses, costs and expenses (including attorney's fees and other professional fees), judgments, settlement payments, liabilities, damages or fines paid by or suffered by Landlord in connection with loss of life, personal injury and/or contamination of or damage to property or the environment arising from the presence of, or contamination by, any hazardous substance that predates the Execution Date, (ii) any such management or release of any hazardous substance from off Premises; (iii) not the result of Tenant's use and occupancy.

            (c) Landlord's Right of Inspection. Landlord reserves the right to enter the Premises after reasonable notice and at agreed upon times and in a reasonable manner to inspect the Premises and not more than once per Lease Year to test for environmental contamination.

                                  ARTICLE XVII
                                 MISCELLANEOUS

     17.01 Landlord's Access. Except as otherwise limited in this Lease Agreement, Landlord may enter the Premises at all reasonable times to inspect or exhibit the same or to comply with Landlord's obligations under this Lease Agreement. Landlord may card Premises "For Rent" or "For Sale" ninety (90) days before termination of this Lease. Landlord may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof, or to make repairs to Landlord's adjoining property, if any. Landlord agrees to give Tenant a minimum of forty-eight (48) hours advance oral notice prior to entering Premises to make repairs (except in case of emergency). Landlord agrees not to interfere with the operation of Tenant's business, except to the extent necessary to make repairs.

     17.02 Effect of Termination of Lease. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

     17.03 No Estate in Land. This contract shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except as provided herein.

     17.04 Rights Cumulative. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

     17.05 Time of Essence. Time is of the essence of this agreement.

     17.06 Definitions. "Landlord" as used in this Lease shall include first parties, their heirs, representatives, assigns and successors in title to Premises. "Tenant" shall include second parties, their successors and assigns and representatives; and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessees as to Premises covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

     17.07 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Georgia.

     17.08 Successors. This Lease Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns unless otherwise provided in this Lease Agreement.

     17.09 Headings. The headings under this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

     17.10 Force Majeure. Except as otherwise specified herein, either party hereto shall be excused from performance or any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from doing so by causes beyond its control, which shall include, but not be limited to, all labor disputes, governmental regulations and controls, fire or other casualty or inability to obtain any material or services, or act of God.

     17.11 Severability. Should any portion hereof be deemed void or unenforceable through any court order or judicial proceedings, the remaining portions hereof shall continue in full force and effect.

     17.12 Entire Agreement. This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding with regard to any subject matter will be effective for any purposes. No provision of this Lease may be amended or added except by agreement in writing signed by the parties hereto or their respective successors in interest.

     17.13 Attorney's Fees. The prevailing party in any litigation between Landlord and

Tenant arising out of this Lease shall be entitled to recover reasonable attorney's fees and court costs. No third-party shall be construed as a beneficiary of this provision.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the date and year first above written.



                                        "Landlord"

                                        OLD PROPERTIES, L.P. AND
                                        ALD PROPERTIES, L.P.


                                        CLD Properties, L.P.

                                   By:                           (SEAL)
                                        -------------------------
                                        Calvin L. Diemer
                                        General Partner



                                        ALD Properties, L.P.


                                   By:                           (SEAL)
                                        -------------------------
                                        Alvin L. Diemer
                                        General Partner


                                        "Tenant"

                                        BAG OF GEORGIA IV, INC.


                                   By:                           (SEAL)
                                        -------------------------

                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------

                                          [ATTACH CORPORATE SEAL]